UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2018 (June 1, 2018)

GMS INC.

(Exact name of registrant as specified in charter)

Delaware	001-37784	46-2931287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crescent Centre Parkway, Suite 800 Tucker, Georgia	30084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 392-4619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 1, 2018 (the “Third Amendment Effective Date”), an indirect wholly-owned subsidiary of GMS Inc. (the “Company”), GYP Holdings III Corp. (“GYP III”), entered into a Third Amendment to First Lien Credit Agreement (the “Third Amendment”), among GYP III, GYP Holdings II Corp. (“Holdings”), the other guarantors party thereto, Credit Suisse AG, as administrative agent, and Barclays Bank PLC, as 2018 Incremental First Lien Lender (as defined in the Third Amendment), which amended the First Lien Credit Agreement, dated as of April 1, 2014 (as amended by that certain Incremental First Lien Term Commitments Amendment, dated as of September 27, 2016, and that certain Second Amendment to First Lien Credit Agreement, dated as of June 7, 2017, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Third Amendment Effective Date, the “Credit Agreement”), among GYP III, Holdings, each lender from time to time party thereto, and Credit Suisse AG, as administrative agent and as collateral agent. The Third Amendment provides for a new first lien term loan facility under the Credit Agreement in the aggregate principal amount of approximately $997 million due in June 2025 that bears interest at a floating rate based on LIBOR, with a 0% floor, plus 2.75%, representing a 25 basis point improvement compared to the interest rate of the existing first lien term loan facility under the Credit Agreement immediately prior to giving effect to the Third Amendment. Net proceeds from the new first lien term loan facility were used to repay GYP III’s existing first lien term loan facility of approximately $572 million and to finance the Transactions (as defined in the Third Amendment), including the payment, in part, of the purchase price for the Acquisition (as defined below) to be consummated pursuant to the terms of the Securities Purchase Agreement, dated as of April 4, 2018 (the “Purchase Agreement”), among the Company, the Sellers (as defined in the Purchase Agreement), the Sellers’ Agents (as defined in the Purchase Agreement) and the Acquired Entities (as defined in the Purchase Agreement). Except as described above, all other terms of the Credit Agreement remain substantially the same.

The foregoing description of the Third Amendment does not propose to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Barclays Capital Inc., an affiliate of Barclays Bank PLC, and Credit Suisse Securities (USA) LLC, an affiliate of Credit Suisse AG, have also acted as underwriters for the initial public offering and secondary offerings of the Company’s common stock for which they have received customary compensation.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 1, 2018 (the “Closing Date”), the Company, through its indirect Canadian subsidiary Canada Gypsum Management and Supply, Inc. (“Buyer”), a British Columbia corporation, completed its previously announced acquisition (the “Acquisition”) of WSB Titan (“Titan”). Headquartered in Toronto, Titan is Canada’s largest gypsum specialty dealer serving the residential, commercial, and institutional markets with key products including wallboard, insulation, lumber, roofing, steel framing, and other complementary building products.

In accordance with the Purchase Agreement, on the Closing Date, Buyer purchased all of the outstanding equity interests of the Acquired Entities for a purchase price of approximately $627 million, which included certain members of Titan’s existing management rolling over $35 million of their ownership position into equity that is exchangeable for the Company’s stock.

The Company financed the Acquisition, together with related fees and expenses, using a combination of cash on hand, proceeds from GYP III’s existing asset based lending credit facility and net proceeds from the new first lien term loan facility described in Item 1.01 above.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 5, 2018.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the material terms and conditions of the Third Amendment contained in Item 1.01 above are hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On June 4, 2018, the Company issued a press release announcing the completion of the Acquisition and GYP III’s entry into the Third Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company intends to file the financial statements of the Acquired Entities required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit	Description
10.1

Third Amendment to First Lien Credit Agreement, dated as of June 1, 2018, among GYP Holdings III Corp., GYP Holdings II Corp., the other guarantors party thereto, Credit Suisse AG, as administrative agent, and Barclays Bank PLC, as 2018 Incremental First Lien Lender (as defined therein).

99.1	Press release, dated June 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMS INC.

Date: June 4, 2018	By:	/s/ H. Douglas Goforth
		Name:	H. Douglas Goforth
		Title:	Chief Financial Officer